UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 15, 2025

INTERLINK ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37659	77-0056625
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

48389 Fremont Boulevard, Suite 110
Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

(510) 244-0424

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LINK	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 15, 2025, Interlink Electronics, Inc. (the “Company”) entered into an At-The-Market Issuance Sales Agreement (the “Sales Agreement”) with Lake Street Capital Markets, LLC, as sales agent (“Lake Street”), pursuant to which the Company may offer and sell from time to time, through Lake Street, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $6,000,000.

The Common Stock will be offered and sold pursuant to an existing shelf registration statement on Form S-3 filed by the Company with the U.S. Securities and Exchange Commission, which became effective on December 23, 2024 (File No. 333-283879). A prospectus supplement relating to the offer and sale of the Common Stock pursuant to the Sales Agreement was also filed with the Securities and Exchange Commission on May 15, 2025.

Upon delivery of a transaction notice and subject to the terms and conditions of the Sales Agreement, Lake Street may sell the Common Stock by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended. Lake Street is not required to purchase any shares of Common Stock from the Company or sell any specific number of shares of Common Stock or dollar amount of Common Stock but will use its commercially reasonable efforts consistent with its normal trading and sales practices and appliable state and federal law, rules and regulations and the rules of the Nasdaq Stock Market, LLC to sell shares of our Common Stock pursuant to the Sales Agreement as directed by the Company. The Company will pay Lake Street a commission equal to three percent (3.0%) of the gross sales price of the shares of Common Stock sold through Lake Street under the Sales Agreement, and has also provided Lake Street with certain indemnification and contribution rights.

The Company intends to use the net proceeds from the offering for working capital, capital expenditures and other general corporate purposes, and for product development. The Company also may use a portion of the proceeds to finance potential acquisitions and investments in companies or products that are complementary to its business if and when suitable opportunities arise; however, the Company currently has no commitments or agreements with respect to any such transactions.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the legal opinion and consent of Stubbs Alderton & Markiles, LLP relating to the legality of the shares of Common Stock that may be issued pursuant to the Sales Agreement is attached as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	At-The-Market Issuance Sales Agreement, dated as of May 15, 2025, by and between Interlink Electronics, Inc. and Lake Street Capital Markets, LLC.
5.1	Opinion of Stubbs Alderton & Markiles, LLP regarding legality of the shares.
23.1	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File for this Current Report on Form 8-K (formatted as Inline XBRL and contained in Exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2025	INTERLINK ELECTRONICS, INC.

	By:	/s/ Ryan J. Hoffman
Ryan J. Hoffman
Chief Financial Officer

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